    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997

                                                      REGISTRATION NO. 333-37335
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                           COLOR SPOT NURSERIES, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                5193                               68-0363266
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)            Classification Number)                Identification Number)

                              3478 BUSKIRK AVENUE
                            PLEASANT HILL, CA 94523
                                 (510) 934-4443
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              MICHAEL F. VUKELICH
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              3478 BUSKIRK AVENUE
                            PLEASANT HILL, CA 94523
                                 (510) 934-4443
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

           STEVEN S. SIEGEL                         RANDALL C. BASSETT
BROWNSTEIN HYATT FARBER & STRICKLAND,                LATHAM & WATKINS
                 P.C.                       633 WEST FIFTH STREET, SUITE 4000
  410 SEVENTEENTH STREET, 22ND FLOOR          LOS ANGELES, CALIFORNIA 90071
        DENVER, COLORADO 80202                  TELEPHONE: (213) 485-1234
      TELEPHONE: (303) 534-6335                 FACSIMILE: (213) 891-8763
      FACSIMILE: (303) 623-1956

                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                             ---------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts. Expenses other than registration, filing and listing fees are estimated.

SEC Registration fee..............................................................  $   44,541
NASD filing fee...................................................................      15,699
Blue sky fees and expenses........................................................       5,000
Printing and engraving............................................................           *
Legal fees and expenses...........................................................     225,000
Accounting fees and expenses......................................................     160,000
Transfer Agent fees...............................................................           *
Miscellaneous.....................................................................           *
                                                                                    ----------
Total.............................................................................  $        *
                                                                                    ----------
                                                                                    ----------

------------------------

 *  To be supplied by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

    Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Amended and Restated Certificate of Incorporation of the Registrant provides for indemnification of its directors and officers to the fullest extent permitted by applicable law.

    The forms of Underwriting Agreements attached hereto as Exhibit 1.1 and 1.2, which provide for, among other things, the Registrant's sale to the Underwriters of the securities being registered herein, will obligate the Underwriters under certain circumstances to indemnify the Registrant and the Registrant's officers and directors against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Registrant maintains an officers and directors liability insurance policy.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    SALES OF SECURITIES OF COLOR SPOT NURSERIES, INC.

                                                  NUMBER OF
RECIPIENT                                          SHARES        DATE      AMOUNT PAID     EXEMPTION
----------------------------------------------  -------------  ---------  -------------  -------------
CSN, Inc......................................          100       9/8/95    $   1,000            4(2)

    SALES OF SECURITIES OF CSN, INC.

                                                               NUMBER OF
RECIPIENT                                                        SHARES      DATE      AMOUNT PAID   EXEMPTION
-------------------------------------------------------------  ----------  ---------  -------------  ----------
Heller Equity Capital Corporation............................   3,450,000     9/8/95  $   5,000,000         4(2)
M.F. Vukelich Co.............................................     345,000     9/8/95         50,000         4(2)
Michael Vukelich.............................................     991,588     9/8/95      1,437,084         4(2)
Heller Equity Capital Corporation............................   1,380,000    2/29/96      2,000,000         4(2)
Michael Vukelich.............................................     240,810    6/11/96        349,000         4(2)
Jerry Halamuda...............................................      86,250    6/11/96        125,000         4(2)
Gary E. Mariani..............................................      86,250    6/11/96        125,000         4(2)
Gene Malcolm.................................................      69,000    6/11/96        100,000         4(2)
Steven Bookspan..............................................      28,152    6/11/96         40,800         4(2)
Jim Tsurudome................................................      17,250    6/11/96         25,000         4(2)
Michael T. Neenan............................................       6,900    6/11/96         10,000         4(2)
Robert F. Strange............................................       6,900    6/11/96         10,000         4(2)
Richard E. George............................................      69,000    6/11/96        100,000         4(2)
Jerry Halamuda...............................................     206,382   12/31/96        299,104    Rule 701
Steven J. Bookspan...........................................      39,561   12/31/96         57,334    Rule 701
Gary Crook...................................................      39,561   12/31/96         57,335    Rule 701
David Grimshaw...............................................      39,561   12/31/96         57,335    Rule 701
Gene Malcolm.................................................      39,561   12/31/96         57,335    Rule 701
Michael T. Neenan............................................      39,561   12/31/96         57,335    Rule 701
Robert T. Strange............................................      39,561   12/31/96         57,335    Rule 701
Jim Tsurudome................................................      39,561   12/31/96         57,335    Rule 701
John Negrete.................................................      17,250   12/31/96         25,000    Rule 701
Dennis Behan.................................................       6,900   12/31/96         10,000    Rule 701
Gary E. Mariani..............................................      39,561   12/31/96         57,335    Rule 701
Richard E. George............................................      39,561   12/31/96         57,335    Rule 701
KCSN Aquisition Company, L.P.................................   2,996,746   12/31/96     21,500,001         4(2)
Joseph Bradberry(1)..........................................     278,767    2/20/97      2,000,000         4(2)
KCSN Acquisition Company, L.P................................   1,524,829    2/20/97     10,939,813         4(2)
Heller Equity Capital Corporation............................     147,772    2/20/97      1,060,185         4(2)
Signature Trees(1)...........................................      55,753    3/14/97        400,000         4(2)
Michael Cerny................................................      17,250     4/4/97        123,759         4(2)
Michael F. Vukelich..........................................      68,095    2/20/07        489,497         4(2)
Jerry Halamuda...............................................      12,604    2/20/97         90,604         4(2)
Steven Bookspan..............................................       8,625    2/20/97         62,000         4(2)
Dave Grimshaw................................................       4,869    2/20/97         34,998         4(2)
Robert Strange...............................................       1,725    2/20/97         12,400         4(2)
Jim Tsurudome................................................       1,380    2/20/97          9,920         4(2)
John Negrete.................................................         690    2/20/97          4,960         4(2)
Dennis Bahen.................................................       2,921    2/20/97         21,000         4(2)
Gary Mariani.................................................      17,737    2/20/97        127,502         4(2)
John Strange.................................................       1,380     6/1/97          9,920         4(2)
Mike Proffit.................................................       5,520     6/1/97         39,680         4(2)
Frank Preiss.................................................         207     6/1/97          1,488         4(2)
Dave Sabalka.................................................       2,829     6/1/97         20,336         4(2)
Paul Yeager..................................................     207,000     6/1/97      1,488,000         4(2)
Tom Dickerson................................................      13,800     6/1/97         99,200         4(2)
Homer Holler.................................................       3,450     6/1/97         24,800         4(2)
Jay Strass...................................................       3,450     6/1/97         24,800         4(2)

                                                               NUMBER OF
RECIPIENT                                                        SHARES      DATE      AMOUNT PAID   EXEMPTION
-------------------------------------------------------------  ----------  ---------  -------------  ----------
Tom Harris...................................................       1,380     6/1/97          9,920         4(2)
Karla Vukelich...............................................      10,350     6/1/97         75,000         4(2)
Gary Costa...................................................       3,450     6/1/97         24,800         4(2)
Glen Hansen..................................................       6,900     6/1/97         49,600         4(2)
David Harris.................................................       1,380     6/1/97          9,920         4(2)
Patty Nick...................................................       1,380     6/1/97          9,920         4(2)
Steve Pyle...................................................       1,380     6/1/97          9,920         4(2)
Peter Landowski..............................................       1,380     6/1/97          9,920         4(2)
Peter Fontinos...............................................       1,380     6/1/97          9,920         4(2)
Robert Strange...............................................       1,380     6/1/97          9,920         4(2)
Ron Sims.....................................................       2,070     6/1/97         14,880         4(2)
Ken Lam......................................................       1,173     6/1/97          8,432         4(2)
Clay Murphy..................................................      15,862    7/31/97        250,000         4(2)
Fletcher Murphy..............................................       6,273    7/31/97        100,000         4(2)
Craig Steinhart(2)...........................................       6,900     8/5/97        110,000         4(2)
Conrad Steinhart(2)..........................................       6,900     8/5/97        110,000         4(2)
Jody Wilkes(2)...............................................       3,450     8/5/97         55,000         4(2)

------------------------

(1)   Issued in connection with an acquisition valued at $7.17 per share.

(2)   Issued in connection with an acquisition valued at $15.94 per share.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS:

    The following exhibits are filed pursuant to Item 601 of Regulation S-K.


 EXHIBIT
   NO.                                                            DESCRIPTION
---------             ---------------------------------------------------------------------------------------------------
     1.1          --  Form of Note Underwriting Agreement between the Registrant and the Underwriters.**
     1.2          --  Form of Unit Underwriting Agreement between the Registrant and the Underwriters.
     3.1          --  Form of Amended and Restated Certificate of Incorporation of the Registrant.
     3.2          --  Amended and Restated Bylaws of the Registrant.**
     3.3          --  Form of Certificate of Designation of the Series A Preferred Stock.
     4.1          --  Form of Preferred Stock certificate.*
     4.2          --  Form of Indenture (including form of Note).**
     4.3          --  Form of Warrant Agreement (including form of Warrant).
     5.1          --  Opinion of Brownstein Hyatt Farber & Strickland, P.C. regarding legality of securities being registered.**
    10.1          --  Amended and Restated Credit Agreement dated as of February 20, 1997.**
    10.2          --  Recapitalization and Stock Purchase Agreement among the Registrant, Heller Equity Capital
                        Corporation ("Heller"), M.F. Vukelich Co., Michael F. Vukelich, Jerry Halamuda, Gary E. Mariani,
                        Steven J. Bookspan, Richard E. George and KCSN Acquisition Company, L.P. dated as of December 31,
                        1996.**
    10.3          --  8% Subordinated Convertible Note issued to Heller.**
    10.4          --  Put/Call Option Agreement dated as of December 31, 1996.**
    10.5          --  Stockholders Agreement dated as of December 31, 1996.**
    10.6          --  Employee Stockholders Agreement dated as of June 1, 1997.**

 EXHIBIT
   NO.                                                            DESCRIPTION
---------             ---------------------------------------------------------------------------------------------------
    10.7          --  Employment Agreement with Michael F. Vukelich dated as of December 31, 1996.**
    10.8          --  Employment Agreement with Jerry L. Halamuda dated as of December 31, 1996.**
    10.9          --  1996 Stock Incentive Plan.**
    10.10         --  1997 Stock Option Plan.**
    10.11         --  Special Stock Option Plan.**
    10.12         --  Form of Stock Purchase Option.**
    10.13         --  Fee Agreement dated as of December 31, 1996 between Registrant and Kohlberg & Company, LLC.**
    10.14         --  Merger Agreement dated as of February 20, 1997 for the acquisition of Lone Star Growers Co.**
    10.15         --  Real Property Lease between M.F. Vukelich Co. and the Registrant dated December 1, 1995.**
    10.16         --  Real Property Lease between Michael F. Vukelich as Guardian for Trisha Vukelich and the Registrant
                        dated December 31, 1995.**
    10.17         --  Asset Purchase Agreement dated as of March 14, 1997 between Color Spot Christmas Trees, Inc. and
                        Signature Trees.**
    10.18         --  9% Subordinated Promissory Note issued to Oda Nursery, Inc.**
    10.19         --  Stockholders Repurchase Agreement dated as of December 31, 1996.**
    10.20         --  Second Amended and Restated Credit Agreement.
    12.1          --  Computation of ratio of earnings to fixed charges.**
    21.1          --  Subsidiaries of the Registrant.**
    23.1          --  Consent of Arthur Andersen LLP.**
    23.2          --  Consent of Moss Adams LLP.**
    23.3          --  Consent of Jaynes, Reitmeier, Boyd & Therrell, P.C.**
    23.4          --  Consent of Brownstein Hyatt Farber & Strickland, P.C.. (included in Exhibit 5.1).**
    24.1          --  Power of Attorney (included in Part II of Registration Statement).**
    25.1          --  Statement of Eligibility of Trustee.**
    27.1          --  Financial Data Schedule.**


------------------------

 *  To be filed by Amendment.

**  Previously filed.

    (B) FINANCIAL STATEMENT SCHEDULES.

    Schedule II--Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to

    Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasant Hill, State of California, on December 9, 1997.


                                COLOR SPOT NURSERIES, INC

                                By:           /s/ MICHAEL F. VUKELICH
                                     -----------------------------------------
                                                Michael F. Vukelich
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ MICHAEL F. VUKELICH
------------------------------  Chief Executive Officer      December 9, 1997
     Michael F. Vukelich          and Director

    /s/ JERRY L. HALAMUDA*
------------------------------  President and Director       December 9, 1997
      Jerry L. Halamuda

     /s/ PAUL D. YEAGER*        Principal Financial
------------------------------    Officer and Principal      December 9, 1997
        Paul D. Yeager            Accounting Officer

    /s/ JAMES A. KOHLBERG*
------------------------------  Director                     December 9, 1997
      James A. Kohlberg

    /s/ SAMUEL P. FRIEDER*
------------------------------  Director                     December 9, 1997
      Samuel P. Frieder

    /s/ RANJIT S. BHONSLE*
------------------------------  Director                     December 9, 1997
      Ranjit S. Bhonsle

  /s/ GEOFFREY A. THOMPSON*
------------------------------  Director                     December 9, 1997
     Geoffrey A. Thompson

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ RICHARD E. GEORGE*
------------------------------  Director                     December 9, 1997
      Richard E. George

     /s/ GARY E. MARIANI*
------------------------------  Director                     December 9, 1997
       Gary E. Mariani

    /s/ GEORGE T. BROPHY*
------------------------------  Director                     December 9, 1997
       George T. Brophy



*By:   /s/ MICHAEL F. VUKELICH
      -------------------------
         Michael F. Vukelich                                  December 9, 1997
          ATTORNEY-IN-FACT